Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

ZOLL Medical Corporation

Chelmsford, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-120454) and Forms S-8 (Nos. 333-68403, 333-101839, 333-68401, 333-38048, 333-137245, 333-120310 and 333-132804) of ZOLL Medical Corporation of our reports dated December 5, 2008, relating to the consolidated financial statements and financial statement schedule and the effectiveness of ZOLL Medical Corporation’s internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Boston, Massachusetts

December 5, 2008